Exhibit 99.1

VSE CORPORATION DECLARES QUARTERLY CASH DIVIDEND

ALEXANDRIA, Va., July 28, 2021 - VSE Corporation (NASDAQ: VSEC), a leading provider of aftermarket distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets supporting government and commercial markets, announced that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.09 per share of VSE common stock. The dividend is payable on November 17, 2021 to stockholders of record at the close of business on November 3, 2021.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets supporting government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s products and services, visit www.vsecorp.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT: Noel Ryan | 720.778.2415 | investors@vsecorp.com